Exhibit 32
Certifications Furnished Pursuant to 18 U.S.C. 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Robert E. Switz and Gokul V. Hemmady, the Chief Executive Officer and Chief Financial Officer, respectively, of ADC Telecommunications, Inc., hereby certify that:
1.	The quarterly report on form 10-Q of ADC Telecommunications, Inc. for the period ended July 28, 2006, as filed with the Securities and Exchange Commission, fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of ADC Telecommunications, Inc.

/s/ Robert E. Switz
Robert E. Switz
August 30 , 2006

/s/ Gokul V. Hemmady
Gokul V. Hemmady
August 30, 2006